Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Prestige Wealth Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares	(1)	Other	388,543,241	$0.6450	$250,610,390.45	0.0001381	$34,609.29
Fees to be Paid	Equity	Series A-1 Ordinary Warrants	(2)	Other	70,833,335	0.6450	45,687,501.08	0.0001381	6,309.44
Fees to be Paid	Equity	Series A-2 Ordinary Warrants	(3)	Other	70,833,335	0.6450	45,687,501.08	0.0001381	6,309.44
Fees to be Paid	Equity	Class A Ordinary Shares	(4)	457(o)	0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Warrants	(5)	457(o)	0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Units	(6)	457(o)	0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	-	(7)	457(o)	0	$0.00	$500,000,000.00	0.0001381	$69,050.00

Total Offering Amounts:							$841,985,392.61		116,278.17
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$116,278.17

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.000625per share (the “Class A Ordinary Shares”), of Prestige Wealth Inc. (the “Registrant”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(2)	Pursuant to Rule 416 under the Securities Act, the Class A Ordinary Shares registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(3)	Pursuant to Rule 416 under the Securities Act, the Class A Ordinary Shares registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(4)	Pursuant to Rule 416 under the Securities Act, the Class A Ordinary Shares registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

There are being registered under this registration statement such indeterminate number of Class A Ordinary Shares, warrants, and units as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$500,000,000. The securities registered hereunder also include such indeterminate number of Class A Ordinary Shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into Class A Ordinary Shares.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3.
(5)	Pursuant to Rule 416 under the Securities Act, the Class A Ordinary Shares registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

There are being registered under this registration statement such indeterminate number of Class A Ordinary Shares, warrants, and units as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$500,000,000. The securities registered hereunder also include such indeterminate number of Class A Ordinary Shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into Class A Ordinary Shares.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3.
(6)	Pursuant to Rule 416 under the Securities Act, the Class A Ordinary Shares registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

There are being registered under this registration statement such indeterminate number of Class A Ordinary Shares, warrants, and units as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$500,000,000. The securities registered hereunder also include such indeterminate number of Class A Ordinary Shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into Class A Ordinary Shares.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3.
(7)	Pursuant to Rule 416 under the Securities Act, the Class A Ordinary Shares registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

There are being registered under this registration statement such indeterminate number of Class A Ordinary Shares, warrants, and units as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$500,000,000. The securities registered hereunder also include such indeterminate number of Class A Ordinary Shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into Class A Ordinary Shares.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3.